EXHIBIT 99.1 - State Bancorp, Inc. Special Stockholders’ Meeting President and CEO Report December 5, 2011

SPECIAL MEETING OF STOCKHOLDERS
OF
STATE BANCORP, INC.
DECEMBER 5, 2011

LOGO Slide #1

Thomas M. O’Brien Slide #2

While the Inspectors are counting the votes, I will report to you on some key performance trends of the Company and share a brief overview of the proposed merger with Valley.

Disclosures Slide #3

This slide contains the legal disclosures that we are required to make in all our financial presentations, both written and oral. Additionally, there are some slides in the presentation that contain non-GAAP financial measures. Thus appropriate disclosures are provided here as well.

Overview Slide #4

As I have remarked in our annual shareholders’ meetings and quarterly press releases, the past few years have been a very challenging period in the entire financial services sector and for State Bancorp in particular. Economic conditions on the regional, national and international levels continue to be troublesome, and deeply-rooted uncertainty, combined with elevated volatility, remain daily realities throughout all markets. Although macro-economic factors are beyond the scope of our influence, we have concentrated our efforts and resources to aggressively and very directly confront vitally important strategic issues within our own Company. This included the often painful but ultimately successful remediation of our legacy problem loans, significantly reducing our overall operating expenses, improving the efficiency of our business processes and building a strong net interest margin in the face of a historically low interest rate environment.

Let me now share some slides with you to better illustrate how the important strategic actions taken by the Company over the past five years have affected its financial performance.

Net Income Slide #5

This slide shows the year-to-date nine month net income reported by the Company from 2007 through the first nine months of this year. Recognizing that hindsight is always a 20/20 proposition, I believe that this slide provides compelling evidence that our strategy of proactively identifying and aggressively  remediating unacceptable risks has served as a key driver in the Company’s very successful turnaround. While at the time both painful and costly, the losses taken in 2009 paved the way for the Company to achieve profitability in each successive quarter and culminated in record earnings of $7.1 million being reported in our most recent quarterly financial results.

Loan & Investment Slide #6

As we worked to cleanse our balance sheet of problem loans, we continued to successfully originate quality commercial loans, while restructuring our investment portfolio to reduce unacceptable risk, resulting in a better mix of earning assets.
Net Interest Margin Slide #7

Despite a very challenging rate environment, the Company has produced a very healthy net interest margin. The margin for the third quarter of this year was a solid 4.24%, due in large part to our strong core deposit base and our diligence in closely managing our funding costs.

Operating Expenses & Efficiency Slide #8

As you can see from this slide, due to our focused cost management, the Company’s total operating expenses have been reduced significantly over the past five years. That downward trend continued in the total nine-month operating expenses for this year, excluding merger-related expenses, resulting in further improvement in the efficiency ratio to just below 58%.

As discussed in the Proxy materials, despite the Company’s successful financial turnaround and the many improvements realized over the past few years, its prospects for improvement in market valuation were constrained by many factors including finding a way to repay TARP in a way that did not permanently dilute our shareholders’ value.  In addition, top line revenue growth appeared to be more and more difficult to achieve. These factors, together with  protracted market volatility, lackluster loan demand, escalating regulatory costs, increased cost of capital for smaller issuers, the lack of actionable acquisition opportunities for State Bancorp and other factors described in the Proxy, all played a role in bringing about the board’s deliberations and ultimate decision on this proposed merger with Valley National Bancorp.
Indexed Stock Price Slide #9

Before I present a brief overview on the merger, I thought it interesting to share with you a slide we recently received from Sandler O’Neill + Partners which compares State Bancorp’s one year stock price performance through November 29th, represented by the yellow line on the chart, against the one year performance of the Company’s local NY Metro area peers and the NASDAQ Bank index. As you can see, during the period, State Bancorp’s stock considerably outperformed the two other bank indices mentioned. I suspect you also note the nice spike in the Company’s stock price in late April of this year reflecting the positive market reception given to the public announcement of its proposed merger with Valley National Bancorp.

Now let me move on to a brief overview of the Valley merger.
Profile of Merged Company Slide #10

The merger between State Bancorp and Valley National Bancorp will result in a banking company with $16 billion in assets, $10.5 billion on loans, 11 billion in deposits and a branch network of 215 locations in the NJ and NY metropolitan area.

Merger Overview Slide #11

As a result of the merger, the combined company will realize a number of important benefits including:

Bullet #1

-Expanded distribution capabilities with the absence of any geographic redundancies.

Bullet #2

-Broader array of financial products and services for both consumers and businesses.

Bullet #3

-Much improved operating scale to successfully compete, particularly in light of the burden of ever-rising regulatory costs.

Bullet #4

-A robust capital base of more than $1.6 billion to pursue attractive growth opportunities.

Merger Overview Slide #12

Bullet #1

-Significantly greater lending capacity to meet larger commercial borrower’s credit needs as well as the ability to pursue attractive market share in the consumer loan and residential mortgage segments.

Bullet #2

-And the opportunity to achieve growth in market share due to the complementary business models and relationship banking cultures State Bank and Valley already share.

Additional Benefits Slide #13

In addition to the many benefits to be gained by the resultant company as a consequence of the merger, the transaction is also structured in a manner that benefits State Bancorp shareholders, including:

Bullet #1

-Attractive acquisition premium at announcement of 185% of tangible book value versus an average of 150% for comparable transactions in the market.

Bullet #2

-Increase in quarterly cash dividend at announcement from $0.05 (5 cents) per share to $0.1725 (17 and one-quarter cents) per share or a 245% increase.

Bullet #3

-Continued opportunity to invest in a premiere $16 billion NY metropolitan area bank that provides considerably greater trading liquidity as a result of its significantly larger market capitalization.

Bullet #4

-The terms of the merger agreement also provide for full redemption of State Bancorp’s TARP Preferred Stock, consequently, the transaction protects STBC Stockholders from what would have been an inevitable dilution in value had we simply sold new stock to finance the TARP redemption.

                I think you will shortly see that the votes in favor agree with the board’s ultimate determination that this merger with Valley is in our best interests.  As you no doubt read in the Proxy, your board and management spent considerable time and effort in considering how best to confront the new economic realities in banking and, in so doing, how best to deliver appropriate long-term value for our shareholders.

I cannot let this, my last meeting as CEO, end without expressing my deepest appreciation to the board for their commitment and to a management team that is, quite frankly, among the very best in the business.  Their dedication and hard work over the past few years have served the interests of our shareholders admirably.  It has been a privilege for me to serve as CEO for these past 5 years.  I am confident that as one looks at the banking landscape around us, the qualitative difference between those banks who spent the last few years denying reality, those who grew unsustainably and those who were too quick to gloat over their short term profits is all too obvious when contrasted with the candor and transparency at State Bancorp. We never lost sight of our shareholders’ interests and unlike those who blatantly destroyed shareholder value, we fixed that which needed to be fixed and set the stage for the value that is being realized today.

Thank You Slide #14

Thank you to each of our shareholders for your confidence and support. That concludes my remarks and the presentation segment of the Meeting.